Exhibit 4.2(e)

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Warrant No. BC-2	Date of Issuance: July 12, 2007

TULLY’S COFFEE CORPORATION

STOCK PURCHASE WARRANT

This Warrant is issued to Benaroya Capital Company, L.L.C. (“Holder”) by Tully’s Coffee Corporation, a Washington corporation (the “Company”), for good and valuable consideration, in connection with Holder’s increase in its loan to the Company in the amount of up to $10,000,000.00 pursuant to the terms of that certain Amendment to Secured Promissory Note and Security Agreement (the “Amendment”) of even date herewith. The number and class of shares of the Company’s capital stock for which this Warrant is to be exercisable, and the exercise price, is as set forth herein.

1. Exercisability. This Warrant shall first become exercisable on the earliest to occur of the following:

(a) immediately prior to the completion of the Company’s first underwritten public offering of common stock;

(b) immediately prior to a Change of Control Event (as defined in Section 4(c) hereof); or

(c) one year from the Date of Issuance.

2. Right to Purchase Shares. Subject to the terms and conditions set forth herein, the holder of this Warrant or its registered assigns (the “Registered Holder”) is entitled to purchase from the Company, at any time following the date upon which it first becomes exercisable pursuant to Section 1 above and on or before the Expiration Date (as defined in Section 8 below), 59,780 shares of common stock of the Company after the Company completes its 8 to 1 reverse split (the “Warrant Stock”) at an exercise price per share of $2.64 (the “Exercise Price”).

3. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Exercise Price may be paid by cash, check or wire transfer of immediately available funds, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 3(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 3(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such net issue exercise election in the form appended hereto as Exhibit B in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X =	Y (A - B)
A

Where	X	=	The number of shares of Warrant Stock to be issued to the Registered Holder.

	Y	=	The number of shares of Warrant Stock purchasable under this Warrant or the portion thereof being cancelled (at the date of such calculation).

	A	=	The fair market value of one share of Warrant Stock (at the date of such calculation).

	B	=	The Exercise Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 3(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

(A) if the Warrant Stock is traded on an exchange or is quoted on the Nasdaq Stock Market, the average of the closing or last sale price of the Warrant Stock reported for the five business days immediately preceding the date of net issuance exercise;

(B) if the Warrant Stock is not traded on an exchange or quoted on the Nasdaq Stock Market, but is traded in the over-the-counter market, the mean of the closing bid and asked prices of the Warrant Stock reported for the five business days immediately preceding the date of net issuance exercise;

(C) if (A) or (B) is not applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of common stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 8 below, in which case the fair market value of a share of Warrant Stock shall be deemed to be the value received by the holders of such stock had this Warrant been exercised immediately prior to such acquisition.

(d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) shall direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 3(a) or 3(c) above.

4. Adjustments.

(a) Stock Splits and Dividends. If the Warrant Stock shall be subdivided into a greater number of shares or a dividend in the applicable Warrant Stock shall be paid in respect of such Warrant Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of the applicable Warrant Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 4.

(c) Change of Control. If at any time after the date of this Warrant, there is a sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (other than a merger effected exclusively for the purpose of changing the domicile of the Company) (the “Change of Control Event”), then at the Registered Holder’s option, this Warrant may be exercised immediately prior to such Change of Control Event. This Warrant shall terminate upon the closing of a Change of Control Event.

(d) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 4, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(e) Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the applicable preferred stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

5. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock (together, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of any of the Securities in the absence of (i) an effective registration statement under the Securities Act as to such Securities and registration or qualification of such Securities under any applicable U.S. federal or state securities law then in effect, or (ii) if requested by the Company after a holder of this Warrant has provided written notice to the Company of a proposed sale, pledge, distribution, offer for sale, transfer or other disposition, an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 5(a) hereof, this Warrant and all rights hereunder are transferable upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit C hereto) at the principal office of the Company, provided, however, that this Warrant may not be transferred unless the Company consents to the transfer in writing, except for transfers to affiliates.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

7. Representations and Warranties of Holder. The Registered Holder hereby represents and warrants to the Company as follows:

(a) Purchase Entirely for Own Account. The Registered Holder acknowledges that this Warrant is given to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by its acceptance of this Warrant the Registered Holder hereby confirms, that the Securities being acquired by the Registered Holder are being acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Registered Holder represents that it has full power and authority to enter into this Warrant. The Registered Holder has not been formed for the specific purpose of acquiring any of the Securities.

(b) Disclosure of Information. The Registered Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities and its most recent financial statements. The Registered Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business which it believes to be material.

(c) Restricted Securities. The Registered Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Registered Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) No Public Market. The Registered Holder understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(e) Legends. The Registered Holder understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH STATUTE OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f) Accredited Investor. The Registered Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

8. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) July 3, 2012, or (b) the closing of a Change of Control Event.

9. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its preferred stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

(d) of any redemption of the applicable preferred stock or mandatory conversion of the applicable preferred stock into common stock of the Company, or

(e) the filing of a registration statement by the Company with the Securities and Exchange Commission in connection with a underwritten public offering,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption, conversion or registration statement is to take place, and the time, if any is to be fixed, as of which the holders of record of preferred stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, except that for purposes of (e) above, such notice shall be mailed at least ten (10) days prior to the filing of such registration statement.

10. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

11. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of preferred stock called for on the face or faces of the Warrant or Warrants so surrendered.

12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

13. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

14. No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

15. No Fractional Shares. No fractional shares of preferred stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the applicable preferred stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

16. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

17. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

19. “Market Stand-Off” Agreement. The Registered Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) this Warrant and the Warrant Stock held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) all of the Company directors, officers and holders of at least 5.0% of the Company’s equity securities are subject to substantially the same lockup restrictions as contained in this Section 19.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Stock (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and the Registered Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 19.

[Signature page follows.]

SIGNATURE PAGE TO

STOCK PURCHASE WARRANT

COMPANY:

TULLY’S COFFEE CORPORATION

By:	/s/ John K. Buller
John K. Buller, President and CEO

Address:	3100 Airport Way South
Seattle, WA 98134

Facsimile:	206/ 233-2075

AGREED TO AND ACCEPTED:

BENAROYA CAPITAL COMPANY, L.L.C.

By:	/s/ Larry R. Benaroya
Name:	Larry R. Benaroya, Manager

Address:	1100 Olive Way, Suite 1700
Seattle, WA 98101

Facsimile:	(206) 447-9384

EXHIBIT A

PURCHASE FORM

To:	Tully’s Coffee Corporation	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No.             , hereby irrevocably elects to purchase              shares of common stock and herewith makes payment of $                    , representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 7 of the Warrant and the covenants contained in Section 19 of the Warrant, and by its signature below hereby makes such representations, warranties and covenants to the Company.

Signature:

Name (print):

Title (if applic.)

Company (if applic.):

EXHIBIT B

NOTICE OF NET ISSUANCE EXERCISE

To:	Tully’s Coffee Corporation	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No.             , hereby irrevocably elects to convert the attached Warrant into such number of shares of common stock as is determined pursuant to Section 3(c) of the Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 7 of the Warrant and the covenants contained in Section 19 of the Warrant, and by its signature below hereby makes such representations, warranties and covenants to the Company.

Signature:

Name (print):

Title (if applic.)

Company (if applic.):

EXHIBIT C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                   hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of preferred stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

Dated:	Signature:

Witness: